Exhibit 10.21

This is an English Translation

Number:

Supplementary Agreement

Beijing Branch of Bank of Communications Co., Ltd.

Number:

Supplementary Agreement

Lender:	Bank of Communications Co., Ltd. Beijing Dongdan Branch

Borrower:	Beijing China Auto Rental Co., Ltd.

Guarantor:	Legend Holdings Limited

Article One  This supplementary agreement is supplemental to the Fixed Assets Loan Contract (hereafter referred as “the Original Contract”) the number of which is 061010196 and the Maximum Amount  Guarantee Contract (hereafter referred as “the Original Guarantee Contract”) the number of which is 0610110196; unless otherwise provided in this supplementary agreement,  the rights and obligations of the lender, the borrower and the guarantor, and other related matters shall still be implemented according to the Original Contract and the Original Guarantee Contract.

Article Two  All parties agree after negotiation to make the following amendments to the Original Contract:

The Original Contract : Article 2.1.1 provides that “ the interest rate under this contract is
☐ when this contract becomes effective
☐ first fund issuance date one to three years (including three years) (Loan Term)
☒ benchmark interest rate
☐ benchmark interest rate upward float
☐ benchmark interest rate downward float       .”

Amended as: “the interest rate under this contract is   ☐ when this contract becomes effective
☐ first fund issuance date
☐ actual loan issuance date (determined respectively according to the date of each loan issuance if the loans are to be issued in installments)                  (Loan Term)
☐ benchmark interest rate
☒ benchmark interest rate upward float   10%
☐ benchmark interest rate downward float      .”

The Original Contract:  Article        provides that “(2) since the actual loan issuance date (the first loan issuance date if the loans are to be issued in installments), the date of every full  ☐ month, ☐ season, ☐ half a year,  ☐ year will be the interest rate adjustment date under this contract.”

Amended as: “(2) since the actual loan issuance date (if loans are issued in installments, the date of ☐ the first installment  ☐ each installment of loan issuance), the date of every full ☐ month, ☐ season, ☐ half a year, ☐ year is the loan interest rate adjustment date.”

Article Three  The guarantor agrees to continuously provide guarantee for the debts under the Original Contract and this Supplementary Contract.

Article Four  This Supplementary Agreement will become effective after being signed (or sealed) by all parties’ legal representatives (responsible person) or authorized representatives and affixed with all parties’ official seals.  The loans which have been granted but not been fully repaid under the Original Contract prior to the effectiveness of this Supplementary Agreement shall still be implemented according to the Original Contract.

Article Five  This Supplementary Agreement have three original copies, each party has one copy respectively.

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Lender (Company Seal)	Borrower (Company Seal)

[Company’s seal affixed]	[Company’s seal affixed]

Responsible or Authorized Representative	Legal Representative (Responsible Person) or Authorized Representative

(Signature or Seal)	(Signature or Seal)

/s/ Wu Lin	/s/ Charles Zhengyao Lu

Signing Date: November 22, 2010	Signing Date: November 22, 2010

The Guarantor (Company Seal)

[Company’s seal affixed]

Legal Representative (Responsible Person) or Authorized Representative

(Signature or Seal)

/s/ Chuanzhi Liu

Signing Date: